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Exhibit 3.22
                            ARTICLES OF INCORPORATION
                                       OF
                                 ARKANSAS, INC.

         The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of this corporation under the Colorado Business Corporation Act, adopts the following Articles of Incorporation for this corporation:

                                    ARTICLE I
                               NAME OF CORPORATION

         The name of the corporation is Arkansas, Inc.

                                   ARTICLE II
                             DURATION OF CORPORATION

         The period of its duration is perpetual.

                                   ARTICLE III
                               PURPOSES AND POWERS

         The purposes and powers of the corporation shall be as follows:

         The purpose of the corporation shall be to transact all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act, as amended. The corporation shall have the power to do all and everything necessary, suitable and proper for the accomplishment of its purpose.

                                   ARTICLE IV
                                     CAPITAL

         The aggregate number of shares the corporation shall have authority to issue is 100,000 shares of common stock.

                                    ARTICLE V
                                     VOTING

         Cumulative voting shall not be allowed.

                                   ARTICLE VI
                               PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive rights to acquire additional shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.
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                                   ARTICLE VII
                        ADOPTION AND AMENDMENT OF BY-LAWS

         The by-laws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the bylaws or adopt new by-laws shall be vested in the Board of Directors, but the shareholders may also alter, amend or repeal the by-laws or adopt new by-laws. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation is 2105 Clubhouse Drive, Greeley, Colorado 80634.

         The name of its registered agent at such address is John Filkoski.

         The address of the Corporation's principal office is 2105 Clubhouse Drive, Greeley, Colorado 80634.

                                   ARTICLE IX
                       DEALINGS OF OFFICERS AND DIRECTORS

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of the corporation is pecuniary or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniary or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firms, associations, partnership or corporation pecuniary or otherwise interested therein, provided that the existence and nature of any such interest, possession or connection of such director or officer shall be disclosed or shall have been known to the directors present at any meeting of the Board of Directors at which action on any such contract or transaction shall have been taken and provided further that the fact of such relationship is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent and the contract or transaction is fair and reasonable to the corporation.

         A director of this corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to this corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director derived an improper Personal benefit.

         If the Colorado Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the
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corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing provisions of this Article Ninth by the shareholders or the corporation shall not affect adversely any right or protection of a director of the corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

         Any director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of the corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

                                    ARTICLE X
                          INDEMNIFICATION OF DIRECTORS
                         OFFICERS, EMPLOYEES AND AGENTS

         Each director, officer, employee or agent of the corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation, or at its request, of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; or in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. In addition to the foregoing right of indemnification the personal liability of each director of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Colorado.

                                   ARTICLE XI
                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as a director until the first annual meeting of shareholders or until his successor is elected and qualified is:

         NAME                               ADDRESS

         John Filkoski                      2105 Clubhouse Drive
                                            Greeley, CO  80634

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                                   ARTICLE XII
                                  INCORPORATOR

         The name and address of the incorporator is John Filkoski:

         NAME                               ADDRESS

         John Filkoski                      2105 Clubhouse Drive
                                            Greeley, CO  80634

         DATED at Greeley, Colorado this 8th day of May , 1995.

                                                      /s/   John Filkoski
                                                      -------------------
                                                      John Filkoski

         The undersigned consents to the appointment as the initial registered agent of Arkansas, Inc.

                                                      /s/   John Filkoski
                                                      -------------------
                                                      John Filkoski